Exhibit 10.3

TARP CAPITAL PURCHASE PROGRAM

COMPLIANCE, AMENDMENT AND CONSENT AGREEMENT

This TARP Capital Purchase Program Compliance, Amendment and Consent Agreement, dated as of November 21, 2008 (the “Agreement”), is entered into by and among                      (the “Executive”), Taylor Capital Group, Inc. (the “Company”) and Cole Taylor Bank (the “Bank”).

WHEREAS, the Executive is a “senior executive officer” (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and any guidance and regulations issued thereunder, including the Interim Final Rule under 31 C.F.R. Part 30) of the Company (a “Senior Executive Officer”); and

WHEREAS, in connection with the purchase by the United States Department of the Treasury (the “UST”) of certain preferred shares and related common stock warrants of the Company (the “Purchased Securities”) and pursuant to a Letter Agreement and a Securities Purchase Agreement, between the UST and the Company (the “Purchase Agreement”), the Company is required to meet certain executive compensation and corporate governance standards under Section 111(b) of EESA, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date (as defined in the Purchase Agreement) (such guidance or regulation being hereinafter referred to as the “CPP Guidance”); and

WHEREAS, as a condition to the Closing (as defined in Section 1.2(a) of the Purchase Agreement), Section 1.2(d)(iv)(A) thereof provides that the Company is required to have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, the “Compensation and Benefit Arrangements”) with respect to its Senior Executive Officers (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers shall have duly consented in writing to such changes), as may be necessary, to comply with Section 111(b) of EESA and the CPP Guidance during the time that the UST owns any Purchased Securities or any equity in the Company acquired through such Purchased Securities; and

WHEREAS, in consideration for the benefits the Executive will receive as a result of the participation of the Company in the UST’s TARP Capital Purchase Program, the Executive desires to modify the Compensation and Benefit Arrangements with respect to which the Executive is a party or a participant, to the extent necessary to comply with Section 111(b) of the EESA, the CPP Guidance and the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the Executive and the Company hereby agree as follows:

1.

Amendments to the Compensation and Benefit Arrangements. Effective as of the date hereof, the Executive hereby consents to the amendment of the Compensation and Benefit Arrangements (specifically including, but not limited to, (x) each of the

Executive’s outstanding stock option, restricted stock and/or any other equity awards, (y) any other non-equity award under any of the Company or Bank incentive compensation plans, and (z) as determined by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Committee”) to be necessary to comply with the executive compensation and corporate governance requirements of Section 111(b) of the EESA and the CPP Guidance, and the provisions of Sections 1.2(d)(iv), 1.2(d)(v) and 4.10 of the Purchase Agreement[1], including as follows:

(a)	In the event that any payment or benefit to which the Executive is or may become entitled under the Compensation and Benefit Arrangements is a “golden parachute payment” for purposes of Section 111(b) of the EESA and the CPP Guidance, including the rules set forth in § 30.9 Q-9 of 31 C.F.R. Part 30, if, and to the extent, the payment of which is prohibited to be made by the Company under EESA and the CPP Guidance, then (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide), during the period that the UST owns any Purchased Securities or any equity in the Company acquired through such Purchased Securities, any such prohibited portion of such payment or benefit to the Executive, and (ii) the Executive shall not be entitled to receive, during the period that the UST owns the Purchased Securities or any equity in the Company acquired through such Purchased Securities, any such prohibited portion of such payment or benefit.

(b)	Any bonus or incentive compensation paid to the Executive during the period that the UST owns the Purchased Securities or any equity in the Company acquired through such Purchased Securities will be subject to recovery or “clawback” by the Company or its affiliates (pursuant to the Company’s TARP Capital Purchase Program Clawback Policy attached hereto as Exhibit A, as it may be amended from time to time) if, and to the extent, the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, all within the meaning of Section 111(b) of the EESA and the CPP Guidance.

(c)	In the event that the Committee determines that, during the period that the UST owns the Purchased Securities or any equity in the Company acquired through such Purchased Securities, any bonus or incentive compensation arrangement pursuant to which the Executive is or may be entitled to a payment encourages the Executive to take “unnecessary and

[1]	The TARP Capital Purchase Program Compliance, Amendment and Consent Agreement with each of Michael J. Morton and Randall T. Conte includes (a) similar limitations on the employment agreement by and among the Company, and/or the Bank on one hand and the applicable Executive on the other hand and (b) acknowledges that, notwithstanding the provisions of such employment agreement, the terms of any change in control agreement or arrangement that may be entered into by, or that may allow for participation of, the applicable Executive shall also be subject to the same terms and conditions of other Compensation Benefits and Arrangements.

excessive risks that threaten the value of the financial institution” (within the meaning of § 30.9 Q-4 of 31 C.F.R. Part 30), the Committee (or, if required by the applicable arrangement, the Board), on behalf of the Company, shall take such action as is necessary to amend any such bonus and/or incentive compensation arrangements to eliminate such encouragement, and the Executive’s bonus and/or incentive compensation will be determined pursuant to such amended arrangements.

2.	Miscellaneous.

(a)	This Agreement shall be void and without effect ab initio if the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement does not occur.

(b)	This Agreement may be executed in one or more counterparts, each of which when executed shall be an original, but all of which when taken together shall constitute one and the same agreement.

(c)	The Executive hereby consents to the adoption of any amendment to any specific Compensation and Benefit Arrangement, which the Board or the Committee, as applicable, believes is necessary or appropriate in order to (i) memorialize the terms and intent of this Agreement, including, but not limited to, (1) the addition of the TARP Capital Purchase Program Plan Annex (in the form attached hereto as Exhibit B) to each relevant Compensation and Benefits Arrangement, (2) the addition of the TARP Capital Purchase Program SEO Agreement Annex (in the form attached hereto as Exhibit C) to the SEO Agreement, and (3) the adoption of the Company’s TARP Capital Purchase Program Clawback Policy, and (ii) comply with any subsequently-issued, applicable guidance under EESA that is either (1) treated as being effective as of the Closing Date (as defined in the Purchase Agreement), or (2) required by the UST as a condition of the Company’s continued participation in the TARP Capital Purchase Program.

(d)	This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and/or Bank (as applicable) has caused this Agreement to be executed by its duly authorized representative and the Executive executed this Agreement as of the day and year first above written.

EXECUTIVE	TAYLOR CAPITAL GROUP, INC.

By:
Name:
Title:

COLE TAYLOR BANK

By:
Name:
Title:

EXHIBIT A

TARP CAPITAL PURCHASE PROGRAM CLAWBACK POLICY

This TARP Capital Purchase Program Clawback Policy (this “Policy”), adopted by the Taylor Capital Group, Inc. (the “Company”) Board of Directors (the “Board”) on November 21, 2008, has been established as part of the Company’s participation in the TARP Capital Purchase Program (the “CPP”) of the United States Treasury Department (“UST”). This Policy is intended to comply with Section 111(b)(2)(B) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as implemented by guidance and regulations thereunder in effect as of November 21, 2008 (any such guidance or regulation being referred to hereinafter as “CPP Guidance”).

During the time period UST holds an equity or debt position acquired under the CPP, any bonus or incentive compensation paid to any of the Company’s “senior executive officers” or “SEOs,” within the meaning set forth in CPP Guidance, to the extent based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria will be subject to recovery or “clawback” by the Company.

This Policy will be administered by the Board’s Compensation Committee (the “Committee”), unless otherwise determined by the Board, in accordance with the following:

•

Notwithstanding anything in any policy, plan, program, agreement or arrangement of the Company or any of the affiliates in its “controlled group,” within the meaning of §30.1 Q-1(b) of 31 C.F.R. Part 30 or any subsequent applicable CPP Guidance, to the contrary, all determinations, actions and interpretations made pursuant to this Policy shall be made in accordance with EESA and any applicable CPP Guidance.

•

If the Committee determines, in its sole and absolute discretion, that an SEO received a payment, or payments, of bonus or incentive compensation (including, without limitation, any non-equity short- or long-term bonus or any equity compensation) that is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria used in determining or setting such bonus or incentive compensation, then the Committee shall determine the amount of any such bonus or incentive compensation that was paid as a result of such materially inaccurate financial statements and/or performance metric criteria (the “Overpayment Amount”). The Committee shall, promptly after making such determination, send such SEO a notice of recovery (“Recovery Notice”) which shall specify the Overpayment Amount. The Committee shall, promptly after making such determination, send such SEO a notice of recovery (“Recovery Notice”) which shall specify the Overpayment Amount and the terms for prompt repayment thereof.

The Board shall have the authority to amend or terminate this Policy to the extent necessary to comply with the requirements of EESA and the CPP Guidance. The Committee shall have the authority to establish rules and procedures for administering this Policy, all of which shall comply with the requirements of EESA and the CPP Guidance.

EXHIBIT B

TARP CAPITAL PURCHASE PROGRAM PLAN ANNEX

Notwithstanding anything in the Plan to the contrary, during the period when the United States Department of the Treasury (the “UST) owns any debt or equity of Taylor Capital Group, Inc. (the “Company”) in connection with the Company’s participation in the UST’s TARP Capital Purchase Program, with respect to any Participant who, as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”), is or becomes a “senior executive officer” (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and the guidance regulations issued thereunder, including the Interim Final Rule under 31 C.F.R. Part 30 (the “CPP Guidance”)) with respect to the Company (a “Senior Executive Officer”) shall be subject to the following provisions.

(a)	To the extent any payment or benefit to which such Senior Executive Officer is or may become entitled under the Plan is a “golden parachute payment” for purposes of Section 111(b) of EESA and the CPP Guidance, including the rules set forth in § 30.9 Q-9 of 31 C.F.R. Part 30 (“Golden Parachute Payment”), if, and to the extent, the payment of which is prohibited to be made by the Company under EESA and the CPP Guidance, then (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide), any such prohibited portion of such payment or benefit to such Senior Executive Officer, and (ii) such Senior Executive Officer shall not be entitled to receive any such prohibited portion of such payment or benefit. All payments that would be Golden Parachute Payments to such Senior Executive Officer (whether arising under the Plan or any other plan, program or arrangement of, or agreement with, the Company) shall be aggregated and reduced, as determined by the Committee, in the following order until the aggregate amount of all payments remaining due to such Senior Executive Officer no longer constitute Golden Parachute Payments:

(i)	first, to the extent necessary, payments of cash severance shall be in reverse order based on the date they would have otherwise become due;

(ii)	then, if and to the extent necessary, vesting of equity awards shall be eliminated in reverse order based on the grant date of such awards (i.e, last granted, first eliminated);

(iii)	then, if and to the extent necessary, payments of other forms of deferred compensation shall be eliminated.

(b)	Any bonus or incentive compensation paid to such Senior Executive Officer under the Plan will be subject to recovery or “clawback” by the Company or its affiliates pursuant to the Company’s TARP Capital Purchase Program Clawback Policy, as in effect from time to time (the “Policy”), if, and to the extent, the payment of any such bonus or incentive compensation was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, as determined pursuant to the Policy, Section 111(b) of EESA and the CPP Guidance.

(c)	The provisions of this Annex shall be interpreted in compliance with EESA and any applicable CPP Guidance. For purposes of this Annex, references to the Company shall be deemed to include all entities in the Company’s controlled group (as determined pursuant to the CPP Guidance).

EXHIBIT C

TARP CAPITAL PURCHASE PROGRAM SEO AGREEMENT ANNEX

Notwithstanding anything in this Agreement to the contrary, during the period when the United States Department of the Treasury (the “UST) owns any debt or equity of Taylor Capital Group, Inc. (the “Company”) in connection with the Company’s participation in the UST’s TARP Capital Purchase Program, if the Executive, as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”), is or becomes a “senior executive officer” (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and the guidance regulations issued thereunder, including the Interim Final Rule under 31 C.F.R. Part 30 (the “CPP Guidance”)) with respect to the Company, then the Executive shall be subject to the following provisions.

(a)	To the extent any payment or benefit to which the Executive is or may become entitled under this Agreement is a “golden parachute payment” for purposes of Section 111(b) of EESA and the CPP Guidance, including the rules set forth in § 30.9 Q-9 of 31 C.F.R. Part 30 (“Golden Parachute Payment”), if, and to the extent, the payment of which is prohibited to be made by the Company under EESA and the CPP Guidance, then (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide), any such prohibited portion of such payment or benefit to the Executive, and (ii) the Executive shall not be entitled to receive any such prohibited portion of such payment or benefit. All payments that would be Golden Parachute Payments to the Executive (whether arising under this Agreement or any other plan, program or arrangement of, or agreement with, the Company or Cole Taylor Bank) shall be aggregated and reduced, as determined by the Committee, in the following order until the aggregate amount of all payments remaining due to the Executive no longer constitute Golden Parachute Payments:

(i)	first, to the extent necessary, payments of cash severance shall be eliminated in reverse order based on the date they would have otherwise become due;

(ii)	then, if and to the extent necessary, vesting of equity awards shall be eliminated in reverse order based on the grant date of such awards (i.e, last granted, first eliminated);

(iii)	then, if and to the extent necessary, payments of other forms of deferred compensation shall be eliminated.

(b)	Any bonus or incentive compensation paid to the Executive under this Agreement will be subject to recovery or “clawback” by the Company or its affiliates pursuant to the Company’s TARP Capital Purchase Program Clawback Policy, as in effect from time to time (the “Policy”), if, and to the extent, the payment of any such bonus or incentive compensation was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, as determined pursuant to the Policy, Section 111(b) of EESA and the CPP Guidance.

(c)	The provisions of this Annex shall be interpreted in compliance with EESA and any applicable CPP Guidance. For purposes of this Annex, references to the Company shall be deemed to include all entities in the Company’s controlled group (as determined pursuant to the CPP Guidance).